UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 02, 2015

GOLDLAND HOLDINGS CO.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-53765 (Commission File Number)	26-1266967 (IRS Employer Identification No.)
590 York Road, Unit 3 Niagara On The Lake, Ontario, CANADA (principal executive offices)	L0S 1J0 (Zip Code)

(716) 803-0621
(registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 8.01

Other Events.

A copy of a press release issued on December 2, 2015 by the registrant entitled"GOLDLAND HOLDINGS CO. (GHDC) UPDATES FILING STATUS WITH US SEC" attached below:

GOLDLAND HOLDINGS CO. (GHDC) UPDATES FILING STATUS WITH US SEC

Toronto, Ontario - December 2,2015 - GOLDLAND HOLDINGS CO. (OTCPINK:GHDC) moves forward with preparation of its 2014 Year-End Audited 10-K report and subsequent 2015 Quarterly 10Q reports.

Management last week met with its newly appointed PCAOB auditing firm to prepare all necessary disclosure filings.

Based on the scope of the work involved, management along with Scrudato & Co, CPAs made the determination that the 10-K audited 2014 year-end report should be completed and filed at or around December 31, 2015.

The three 2015 quarterly 10-Q reports for periods ending March 31, 2015, June 30, 2015 and September 30, 2015 should be filed at or around January 15, 2016.  The 10-K report for the year ending December 31, 2015 will not be due until March 30, 2016, at that time management will file timely on the US SEC EDGAR FILING system.

Martin Wolfe, CPA, CA, and the Company’s CFO states, ”after months of preparation, the Company was able to present all the necessary documentation to our auditors.  Becoming current on the Company’s US SEC Filings has been a top priority, and at this time we are excited to report that we plan on filing the FORM 10-K for 2014 at the end of December 2015.”

Upon becoming fully compliant, it is management’s intent to up-list GHDC back on the “OTCQB” trading platform, which requires full transparency, which in turn builds not only shareholder confidence but also creating shareholder value.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain information contained in this release contains forward-looking statements that involve risk and uncertainties, including but not limited to, those relating to development and expansion activities, domestic and global conditions, and market competition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 02, 2015	GOLDLAND HOLDINGS CO.

By /s/ Paul Parliament
Paul Parliament, Chief Executive Officer

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